                                   Exhibit 21

CHIEFTAIN
INTERNATIONAL, INC.


                  1201 Toronto Dominion Tower
                  Edmonton Centre
                  Edmonton, Alberta, Canada
                  T5J 2Z1

                  Telephone (403) 425-1950
                  Facsimile (403) 429-4681



Notice of Annual Meeting of Shareholders to be held on Thursday, May 14, 1998


The annual meeting of the shareholders of Chieftain International, Inc. ("the Company") will be held in the Marlboro Room of The Westin Hotel, 10135 - 100 Street, Edmonton, Alberta, Canada on Thursday, May 14, 1998 at 10:30 a.m. (Edmonton time) to receive and consider the annual report, the financial statements and the report of the auditors on the financial statements, and in addition for the following purposes:

1.       to elect two directors;

2. to appoint auditors of the Company until the close of the next annual meeting;

3. to transact all such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on the 6th day of April, 1998 as the record date for the determination of shareholders who are entitled to notice of and to vote at the annual meeting. The share transfer books will not be closed.

Please complete, date and sign the enclosed form of proxy and mail it promptly in the enclosed postage-paid envelope.


                                            By order of the Board of Directors




                                            Esther S. Ondrack
March 20, 1998                              Senior Vice President and Secretary

[LOGO]       CHIEFTAIN
             INTERNATIONAL, INC.

             1201 Toronto Dominion Tower
             Edmonton Centre
             Edmonton, Alberta, Canada
             T5J 2Z1

             Telephone (403) 425-1950
             Facsimile (403) 429-4681

                              INFORMATION CIRCULAR

SOLICITATION OF PROXIES

This Information Circular and the accompanying Notice of Meeting and form of proxy are being mailed to shareholders on or about March 27, 1998 in connection with the solicitation of proxies by the management of Chieftain International, Inc. (hereinafter called the "Company") to be voted at the annual meeting of shareholders (the "meeting") to be held at 10:30 a.m., Edmonton time, in the Marlboro Room of The Westin Hotel, 10135 - 100 Street, Edmonton, Alberta, Canada on Thursday, May 14, 1998. Proxy soliciting material will also be mailed to those who become shareholders of record after the date of first mailing and on or before the record date. The Directors have fixed the close of business on April 6, 1998 as the record date for the determination of shareholders who are entitled to notice of and to vote at the meeting. The solicitation will be primarily by mail and the cost will be borne by the Company. In addition, the Company will reimburse banks, brokerage houses and other custodians, nominees or fiduciaries for reasonable expenses incurred by them in forwarding proxy material to their principals to obtain authorization for the execution of proxies.

All shares represented by proxy will be voted, provided that instruments of proxy are received by CIBC Mellon Trust Company, registrar and transfer agent, at its office at 600, 333 - 7th Avenue S.W., Calgary, Alberta, Canada, T2P 2Z1, or by the Company at its principal office at 1201 Toronto Dominion Tower, Edmonton Centre, Edmonton, Alberta, Canada, T5J 2Z1, no later than 10:30 a.m., May 13, 1998.

The Company's accounts are maintained, and all dollar amounts herein are stated, in United States dollars. The average rates of exchange for Canadian dollars per U.S.$1.00 during 1996, 1997 and during the period January 1 to February 27, 1998, were $1.3636, $1.3843 and $1.4375, respectively. The rates on December 31, 1996, December 31, 1997, and February 27, 1998 were $1.3696, $1.4291 and
$1.4235, respectively.

APPOINTMENT AND REVOCATION OF PROXIES

THE ENCLOSED PROXY IS SOLICITED BY AND ON BEHALF OF THE MANAGEMENT OF THE COMPANY. THE PERSONS DESIGNATED IN THE ACCOMPANYING FORM OF PROXY ARE DIRECTORS AND OFFICERS OF THE COMPANY. A SHAREHOLDER HAS THE RIGHT TO APPOINT SOME OTHER PERSON, WHO NEED NOT BE A SHAREHOLDER, TO REPRESENT HIM OR HER AT THE MEETING AND HE OR SHE MAY EXERCISE THIS RIGHT BY INSERTING SUCH OTHER PERSON'S NAME IN THE BLANK SPACE PROVIDED IN THE FORM OF PROXY.

The instrument appointing a proxy shall be in writing and signed by the shareholder or the shareholder's attorney authorized in writing. If the shareholder is a corporation, the document must carry the signature of a duly authorized officer or attorney thereof.

A shareholder who has given a proxy in the accompanying form has the power to revoke it. A proxy may be revoked by instrument in writing executed by the shareholder or by his or her attorney authorized in writing or, if the shareholder is a corporation, by a duly authorized officer or attorney thereof, and deposited either at the head office of the Company at any time up to and including the last business day preceding the day of the meeting, or any adjournment thereof, at which the proxy is to be used, or with the chairman of such meeting on the day of the meeting or adjournment thereof, and upon either of such deposits the proxy is revoked. In addition, a proxy may be revoked in any other manner permitted by law.

EXERCISE OF DISCRETION BY PROXY

The person named in the enclosed proxy will vote the shares in respect of which he or she is appointed in accordance with the direction of the shareholder appointing him or her. In the absence of specific direction, such shares will be voted in favor of the election of the directors and the appointment of the auditors named in this information circular. If any amendments or variations in the matters identified in the notice of meeting or if any other matters properly come before the meeting or any adjournment or adjournments thereof, the proxy confers discretionary authority upon the shareholder's nominee to vote on such amendments or variations or such other matters in accordance with his or her best judgment. Proxies will not be voted with respect to any material amendment or any material variation of the matters which come before the meeting. At the date of the notice of meeting, management knows of no such amendment or variation or other matter to come before the meeting.

VOTING SHARES

The registered holders of the outstanding common shares of the Company of record at the close of business on April 6, 1998 are entitled to notice of and to vote at the meeting. The number of common shares outstanding on December 31, 1997 was 13,622,375 and on February 27, 1998 was 13,589,975. Each common share entitles the registered holder thereof to one vote, which may be given in person or by proxy. Approval of each matter to come before the annual meeting requires an affirmative vote by the holders of a majority of the shares represented at the meeting, whether in person or by proxy. The quorum for the meeting is two persons present and holding or representing by proxy at least one-third of the issued shares of the Company for the time being having voting rights.

SHARE OWNERSHIP

The following table describes those shareholders which, to the knowledge of the Company, own beneficially, as at February 27, 1998, more than 5 percent of the outstanding common shares of the Company:

       ------------------------------------------------------ ------------------------------ ------------------------------
                         Name and Address                         Amount and Nature of
                        Of Beneficial Owner                            Beneficial                   Percent of Class
                                                               Ownership of Common Shares
       ------------------------------------------------------ ------------------------------ ------------------------------
       Guardian Life Insurance Company of America
       201 Park Avenue                                                1,107,000(1)                        8.1
       New York, N.Y.  10003
       ------------------------------------------------------ ------------------------------ ------------------------------
       Stanley A. Milner
       President and Chief Executive Officer of the Company             710,386(2)                        5.2
       1201 Toronto Dominion Tower, Edmonton Centre
       Edmonton, Alberta,  Canada  T5J  2Z1
       ------------------------------------------------------ ------------------------------ ------------------------------

(1) The information is based on Schedule 13-G filings with the Securities and Exchange Commission. The beneficial owner is believed to have sole dispositive and voting power with respect to 406,200 common shares and shared dispositive and voting power with respect to 128,800 common shares.

(2) Includes 115,000 shares issuable upon exercise of options exercisable within 60 days and 48,750 shares issuable upon conversion of Chieftain International Funding Corp. $1.8125 Convertible Redeemable Preferred shares.

The table below indicates the number of the Company's common shares and the Chieftain International Funding Corp. $1.8125 Convertible Redeemable Preferred Shares (the "Preferred Shares") owned by the directors, including those nominated for election; the Named Executive Officers as defined on page 5; and all directors and officers as a group. All of the common shares shown as issuable upon exercise of options are issuable within 60 days.

Each Preferred Share is convertible into 1.25 common shares of the Company.

--------------------------------------- ------------------- ------------------ ---------------------- -------------------
                                                        SHARES BENEFICIALLY OWNED AS AT FEBRUARY 27, 1998
                                          Common Shares     Percent of Class(1)   Preferred Shares     Percent of Class

--------------------------------------- ------------------- ------------------ ---------------------- -------------------
Stephen C. Hurley                           52,271(2)               -                      -                   -
--------------------------------------- ------------------- ------------------ ---------------------- -------------------
Hugh J. Kelly                               27,666(3)               -                 10,000                   -
--------------------------------------- ------------------- ------------------ ---------------------- -------------------
John E. Maybin                              27,666(4)               -                      -                   -
--------------------------------------- ------------------- ------------------ ---------------------- -------------------
Stanley A. Milner                          661,636(5)             4.83                39,000                  1.43
--------------------------------------- ------------------- ------------------ ---------------------- -------------------
David E. Mitchell                           36,666(3)               -                      -                   -
--------------------------------------- ------------------- ------------------ ---------------------- -------------------
Louis G. Munin                              30,666(3)               -                  2,000                   -
--------------------------------------- ------------------- ------------------ ---------------------- -------------------
Esther S. Ondrack                           97,708(6)               -                      -                   -
--------------------------------------- ------------------- ------------------ ---------------------- -------------------
Stuart T. Peeler                            26,667(7)               -                 21,500                   -
--------------------------------------- ------------------- ------------------ ---------------------- -------------------
Edward L. Hahn  (8)                         32,234(9)               -                      -                   -
--------------------------------------- ------------------- ------------------ ---------------------- -------------------
Ronald J. Stefure  (10)                    32,405(11)               -                      -                   -
--------------------------------------- ------------------- ------------------ ---------------------- -------------------
All directors and officers as a group   1,146,456(12)             8.14                72,500                  2.66
--------------------------------------- ------------------- ------------------ ---------------------- -------------------

(1)  Percentages of less than one are omitted.

(2)  Includes 50,000 shares issuable upon exercise of options.

(3)  Includes 26,666 shares issuable upon exercise of options.

(4)  Includes 26,166 shares issuable upon exercise of options.

(5) Includes 115,000 shares issuable upon exercise of options. In addition, an associate of S. A. Milner owns 15,000 shares.

(6)  Includes 75,833 shares issuable upon exercise of options.

(7)  Includes 14,167 shares issuable upon exercise of options.

(8)  E.L. Hahn is Senior Vice President, Finance and Treasurer of the Company.

(9)  Includes 24,166 shares issuable upon exercise of options.

(10) R. J. Stefure is Controller of the Company.

(11) Includes 31,666 shares issuable upon exercise of options.

(12) Includes 495,328 shares issuable upon exercise of options.


COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors held five regularly scheduled or special meetings during the year ended December 31, 1997. Each member of the Board of Directors including those nominated for election attended all of the meetings of the Board of Directors and of the committees on which he served during 1997. The Company has standing Audit, Nominating and Corporate Governance, Compensation and Pension Committees of the Board of Directors. The members of the committees are appointed by the full Board upon recommendation of the Nominating and Corporate Governance Committee.

AUDIT COMMITTEE

The Audit Committee, which during 1997 consisted of L.G. Munin as Chairman and J.E. Maybin, D.E. Mitchell and S.T. Peeler, all non-employee directors, held four meetings during 1997. The primary function of the Audit Committee is to assist the Board of Directors in providing corporate oversight in the areas of financial reporting, internal control and the audit process. In connection with these reviews it meets alone with Company personnel and with the independent auditors who have access to the Committee at any time. The Committee recommends to the Board for its approval the annual appointment of external auditors.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee is comprised of J.E. Maybin as Chairman, and D.E. Mitchell, L.G. Munin and S.T. Peeler. This Committee assists the Board by reviewing corporate governance and Board nomination matters and making recommendations to the Board as appropriate. The Committee met once during 1997 to consider the size and composition of the Board of Directors, nominees for the election of directors at the 1997 annual meeting and corporate governance practices.

COMPENSATION COMMITTEE

The Compensation Committee is comprised of S.T. Peeler as Chairman and H.J. Kelly, J.E. Maybin and D.E. Mitchell, none of whom are, with the exception of D.
E. Mitchell, who is the non-executive Chairman of the Board, officers of the Company. The primary function of the Compensation Committee is to assist the Board of Directors by reviewing compensation matters and making recommendations to the Board with respect to compensation arrangements and benefit plans for officers of the Company and with respect to the Company's Share Option Plan and by reviewing and approving compensation budgets, benefits plans and policies, salaries of certain non-officer employees, and succession planning. The Compensation Committee met four times in 1997.

PENSION COMMITTEE

The Pension Committee is comprised of H.J. Kelly as Chairman, E.L. Hahn, J.E. Maybin, D.E. Mitchell and S.T. Peeler. This Committee reviews generally and makes recommendations to the Board of Directors with regard to the Company's retirement plans, related agreements and the appointment and performance of retirement fund investment managers. This committee met once during 1997.

ELECTION OF DIRECTORS

The Articles of the Company provide that directors are elected and retire in rotation. Directors are elected to hold office until the close of the third ensuing annual meeting and at each annual meeting approximately one-third of the board is elected. Effective upon the termination of the forthcoming annual meeting, the terms of Stanley A. Milner and David E. Mitchell will expire. It is proposed that two directors be elected for the ensuing three years. Management will place before the annual meeting as nominees Stanley A. Milner and David E. Mitchell and PROXIES GIVEN PURSUANT TO THIS SOLICITATION BY MANAGEMENT WILL BE VOTED FOR THE ELECTION OF SAID NOMINEES UNLESS INDICATED OTHERWISE. While management knows of no reason why the said nominees will be unable or unwilling to serve as directors, if for any reason they shall be unable or unwilling to serve, it is intended that proxies given pursuant to this solicitation by management will be voted for substitute nominees selected by management.

Information is given below with respect to the nominees and the directors whose terms of office as directors will continue after the meeting.

         ---------------------------------------------------------------- ----------------- ------------
                                                                             SERVED AS          TERM
                          NAME AND PRINCIPAL OCCUPATION                    DIRECTOR SINCE     EXPIRES
         ---------------------------------------------------------------- ----------------- ------------
         STEPHEN C. HURLEY, Dallas, Texas
         Senior Vice President and Chief Operating Officer of the               1997            2000
         Company (1)
         ---------------------------------------------------------------- ----------------- ------------
         HUGH J. KELLY, Mandeville, Louisiana
         Corporate Director and Consultant                                      1989            1999
         ---------------------------------------------------------------- ----------------- ------------
         JOHN E. MAYBIN, Calgary, Alberta
         Corporate Director                                                     1991            2000
         ---------------------------------------------------------------- ----------------- ------------
         STANLEY A. MILNER, A.O.E., LL.D., Edmonton, Alberta
         President and Chief Executive Officer of the Company                   1988            2001(2)
         ---------------------------------------------------------------- ----------------- ------------
         DAVID E. MITCHELL, O.C., Calgary, Alberta
         Chairman of Alberta Energy Company Ltd.                                1989            2001(2)
         ---------------------------------------------------------------- ----------------- ------------
         LOUIS G. MUNIN, Dallas, Texas
         Corporate Director and Financial Consultant                            1989            1999
         ---------------------------------------------------------------- ----------------- ------------
         ESTHER S. ONDRACK, Edmonton, Alberta
         Senior Vice President and Secretary of the Company (3)                 1988            2000
         ---------------------------------------------------------------- ----------------- ------------
         STUART T. PEELER, Tucson, Arizona
         Corporate Director and Petroleum Industry Consultant                   1989            1999
         ---------------------------------------------------------------- ----------------- ------------

(1) Mr. Hurley joined the Company as Senior Vice President and Chief Operating Officer in September, 1995. From 1987 until 1991 he was Vice President, Exploration of Ocean Drilling & Exploration Company and from 1991 to 1995 he was Vice President, Exploration of Murphy Exploration and Production Company.

(2)  Date when proposed term of office will expire.

(3)  Mrs. Ondrack was Vice President and Secretary of the Company until June,
     1995.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding the compensation during each of the Company's three most recently completed fiscal years of the Chief Executive Officer and the Company's next four most highly compensated executive officers, collectively "Named Executive Officers".

---------------------------------------------------------------------------------------------------------------------------
                                                 SUMMARY COMPENSATION TABLE
                                                          (U.S. $)
---------------------------------------------------------------------------------------------------------------------------
                                                Annual Compensation           Long - Term Compensation
                                       -------------------------------------------------------------------
                                                                                   Awards          Payouts
                                                                           -------------------------------
                                                                           Securities Restricted
                                                                              Under    Shares
             Name and                                             Other      Options     or
             Principal                                           Annual     and SARs  Restricted    LTIP     All Other
             Position           Year     Salary      Bonus    Compensation   Granted  Share Units  Payouts  Compensation(1)
                                           ($)        ($)          ($)         (#)       ($)         ($)         ($)
---------------------------------------------------------------------------------------------------------------------------
  Stanley A. Milner             1997     320,273     250,000        (2)      25,000         --         --         83,568
  President and                 1996     293,592     150,000        (2)        --           --         --         76,475
  Chief Executive Officer       1995     267,117     100,000        (2)      60,000         --         --         55,790
---------------------------------------------------------------------------------------------------------------------------
  Stephen C. Hurley             1997     245,946     185,000        (2)      25,000         --         --         52,317
  Senior Vice President and     1996     226,689     100,000        (2)        --           --         --         45,414
  Chief Operating Officer       1995      57,981(3)     --          (2)     100,000(4)      --         --          3,723
---------------------------------------------------------------------------------------------------------------------------
  Edward L. Hahn                1997     136,176      40,000        (2)      10,000         --         --         34,755
  Senior Vice President,        1996     130,078      35,000        (2)        --           --         --         33,102
  Finance and Treasurer         1995     125,464      50,000        (2)      10,000         --         --         25,968
---------------------------------------------------------------------------------------------------------------------------
  Esther S. Ondrack             1997     122,157      40,000        (2)      15,000         --         --         30,517
  Senior Vice President         1996     116,246      35,000        (2)        --           --         --         28,979
  and Secretary                 1995     112,127      50,000        (2)      20,000         --         --         22,900
---------------------------------------------------------------------------------------------------------------------------
  Ronald J. Stefure             1997      95,570      35,000        (2)       9,000(5)      --         --         21,063
  Controller                    1996      78,293      20,000        (2)        --           --         --         13,619
                                1995      70,048(6)   33,333        (2)      10,000         --         --         10,906
---------------------------------------------------------------------------------------------------------------------------

(1) The amounts in this column represent Company contributions to the defined contribution retirement plans, the savings plan and the life insurance plan in which plans the Named Executive Officers participate on the same basis as all other employees. Such amounts do not include directors fees paid to S.A. Milner ($34,500 in 1995, $30,000 in 1996, and $24,000 in 1997), E.S.
     Ondrack ($30,900 in 1995, $30,000 in 1996, and $24,000 in 1997), and S.C.
     Hurley ($9,423 in 1997) or a relocation allowance of $358,100 paid to S.C. Hurley in 1996.

(2) The value of perquisites and benefits for each of the Named Executive Officers is not greater than the lesser of Cdn.$50,000 and 10% of total annual salary and bonus.

(3)  Mr. Hurley joined the Company in September, 1995.

(4) Includes 25,000 Share Appreciation Rights ("SARs") and 75,000 share options.

(5)  Includes 4,000 SARs and 5,000 share options

(6)  Mr. Stefure was appointed Controller in June, 1995.

The following table sets forth information regarding grants of share options and Share Appreciation Rights ("SARs") to the Named Executive Officers during the financial year ended December 31, 1997.

----------------------------------------------------------------------------------------------------------------------------

                                             OPTION AND SAR GRANTS DURING 1997

----------------------------------------------------------------------------------------------------------------------------
                      Number of Shares  % of Total Options   Exercise   Potential Realizable Value at Assumed
                        Under Options     or SARs Granted     or Base        Annual Rates of Stock Price       Expiration
  Name                and SARs Granted        in 1997      Price ($)(2)     Appreciation for Option Term          Date
                                                                                5%                10%
----------------------------------------------------------------------------------------------------------------------------
  Stanley A. Milner       25,000                11%            21.32         332,250           845,000          May 15, 2007
  Stephen C. Hurley       25,000                11%            21.32         332,250           845,000          May 15, 2007
  Edward L. Hahn          10,000                4%             21.32         132,900           338,000          May 15, 2007
  Esther S. Ondrack       15,000                7%             21.32         199,350           507,000          May 15, 2007
  Ronald J. Stefure        5,000                2%             21.32          66,450           169,000          May 15, 2007
                           4,000(1)             6%             19.87          17,120            36,880         Mar. 20, 2001
----------------------------------------------------------------------------------------------------------------------------

(1)  Share Appreciation Rights

(2)  Market value of shares underlying options or SARs on the date of grant

The options are exercisable as to one-third of the granted amount on and after each of the first three anniversaries of the date of grant. Exercisability of options accelerates in certain events, including death, disability, retirement and change in control. The exercisability of options is contingent upon continued service except that options exercisable on the date of termination of employment may be exercised thereafter under certain conditions.

No options were exercised by the Named Executive Officers in 1997. The following table shows the value, on December 31, 1997, of the unexercised options held by the Named Executive Officers.

---------------------------------------------------------------------------------------------------------------------------
                             SHARE OPTION EXERCISES IN 1997 AND YEAR-END 1997 SHARE OPTION VALUES
---------------------------------------------------------------------------------------------------------------------------
                                                              Unexercised Options held on   Value of Unexercised in-the-Money
                       Securities Acquired   Aggregate Value         December 31, 1997          Options on December 31, 1997
                                                              -------------------------------------------------------------
           Name              on Exercise       Realized ($)   Exercisable    Unexercisable     Exercisable    Unexercisable
---------------------------------------------------------------------------------------------------------------------------
  Stanley A. Milner               -                 -              115,000         45,000        $784,050          $152,400
  Stephen C. Hurley               -                 -               50,000         50,000         300,000           150,000
  Edward L. Hahn                  -                 -               24,166         13,334         158,219            25,405
  Esther S. Ondrack               -                 -               75,833         21,667         483,972            50,802
  Ronald J. Stefure               -                 -               31,666          8,334         186,744            25,405
---------------------------------------------------------------------------------------------------------------------------

CHANGE IN CONTROL AGREEMENTS

The Company has agreements with senior personnel, including the Named Executive Officers, that provide for the payment of certain benefits under certain circumstances following a change in control of the Company. If, following a change in control, the employment of a Named Executive Officer is terminated by the Company other than for cause, by disability, retirement or death, or by the individual for good reason, the Named Executive Officer will receive a severance payment equal to two times the individual's average annual base salary during the previous three years and certain benefits for a two year period following termination of employment.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors is responsible for reviewing compensation policies and practices of the Company, both generally and in specific relation to the appointment and compensation of the officers and certain members of senior management. The Compensation Committee makes recommendations to the Board of Directors with respect thereto and with respect to benefit plans including the Share Option Plan and grants thereunder.

Compensation of the Company's employees, including officers and senior management, is comprised of salary, periodic bonuses for outstanding effort and results, various benefit plans, including a retirement plan and a savings plan, and stock options. Compensation plans are designed to provide competitive levels of compensation which will attract and retain competent, motivated personnel who will perform to their potential to increase the value of the Company for the benefit of the shareholders.

Salaries are reviewed annually in relation to the achievement of both corporate and individual performance objectives and with a view to achieving and maintaining external competitiveness and internal equity. Grants are made under the Share Option Plan in the discretion of the Board of Directors on the advice of the Compensation Committee and vary as to timing and amount with the responsibilities and performance of the individual.

The compensation of the President and Chief Executive Officer of the Company, Mr. Stanley A. Milner, is comprised of the same components and is determined in the same manner as that of the other executive officers.

Submitted on behalf of the Compensation Committee:   Stuart T. Peeler, Chairman John E. Maybin
                                                      Hugh J. Kelly                 David E. Mitchell

The Board of Directors has accepted all recommendations of the Compensation Committee.

PERFORMANCE GRAPHS

The graphs which follow assume that C$100 and US$100, respectively, were invested on April 30, 1989, when the Company commenced operations, and December 31, 1992 in the Company's common shares, The Toronto Stock Exchange (TSE) 300 Composite Index, the TSE Oil and Gas Producers Index and the American Stock Exchange (AMEX) Market Value Index. The graphs on page 8 also assume that US$100 was invested on December 31, 1995 in the American Stock Exchange Natural Resources Index which was reformulated by AMEX during 1997 with effect from December 31, 1995. Reinvestment of dividends is assumed in all cases. The graphs were plotted using the data shown below each graph.


              Cumulative Value of C$100 Invested on April 30, 1989

                                  [LINE GRAPH]

----------- --------- ---------- ---------- ----------- ---------- ------------ ----------- ---------- --------- ---------- --------
            Apr. 30    Dec. 31    Dec. 31    Dec. 31     Dec. 31     Dec. 31     Dec. 31     Dec. 31   Dec. 31    Dec. 31    Mar. 13
              1989      1989       1990        1991       1992        1993         1994       1995       1996      1997       1998
----------- --------- ---------- ---------- ----------- ---------- ------------ ----------- ---------- --------- ---------- --------
 CII Cdn.$    100        144        137        101         137         135          91         149       224        189        208
----------- --------- ---------- ---------- ----------- ---------- ------------ ----------- ---------- --------- ---------- --------
   TSE 300    100        112         96        107         106         140         140         160       205        236        262
----------- --------- ---------- ---------- ----------- ---------- ------------ ----------- ---------- --------- ---------- --------
  TSE O&GP    100        113        102         87          93         129         117         136       187        167        159
----------- --------- ---------- ---------- ----------- ---------- ------------ ----------- ---------- --------- ---------- --------


            Cumulative Value of C$100 Invested on December 31, 1992

                                  [LINE GRAPH]

      ------------- ------------- --------------- ---------------- ----------------- ---------------- ---------------- -------------
                      Dec. 31,    Dec. 31, 1993    Dec. 31, 1994    Dec. 31, 1995     Dec. 31, 1996    Dec. 31, 1997   Mar. 13, 1998
                        1992
      ------------- ------------- --------------- ---------------- ----------------- ---------------- ---------------- -------------
        CII Cdn. $    100               99               66               109              164              138             152
      ------------- ------------- --------------- ---------------- ----------------- ---------------- ---------------- -------------
           TSE 300    100              133              132               152              194              224             248
      ------------- ------------- --------------- ---------------- ----------------- ---------------- ---------------- -------------
          TSE O&GP    100              138              125               146              200              179             171
      ------------- ------------- --------------- ---------------- ----------------- ---------------- ---------------- -------------

              Cumulative Value of US$100 Invested on April 30, 1989

                                  [LINE GRAPH]

-------------- ------- -------- --------- ----------- ----------- ---------- ----------- ----------- --------- ---------- ----------
               Apr. 30  Dec. 31  Dec. 31    Dec. 31     Dec. 31     Dec. 31    Dec. 31     Dec. 31    Dec. 31    Dec. 31     Mar 13
                1989      1989     1990       1991        1992       1993        1994        1995       1996      1997        1998
-------------- ------- -------- --------- ----------- ----------- ---------- ----------- ----------- --------- ---------- ----------
      CII US$   100      150      140        105         129         122         75         131        193        157         175
-------------- ------- -------- --------- ----------- ----------- ---------- ----------- ----------- --------- ---------- ----------
 Market Value   100      110       89        114         116         138        126         159        169        205         214
    Index
-------------- ------- -------- --------- ----------- ----------- ---------- ----------- ----------- --------- ---------- ----------
     Nat. Res                                                                               100        123        132         120
-------------- ------- -------- --------- ----------- ----------- ---------- ----------- ----------- --------- ---------- ----------


             Cumulative Value of US$100 Invested on December 31, 1992

                                  [LINE GRAPH]

     ---------------- -------------- ------------- ------------- ----------------- ---------------- ---------------- -------------
                      Dec. 31, 1992  Dec. 31, 1993 Dec. 31, 1994   Dec. 31, 1995     Dec. 31, 1996    Dec. 31, 1997   Mar. 13,1998
     ---------------- -------------- ------------- ------------- ----------------- ---------------- ---------------- -------------
              CIIUS$       100            95            58             102               150              122            137
     ---------------- -------------- ------------- ------------- ----------------- ---------------- ---------------- -------------
        Market Value       100           120           109             137               146              177            186
               Index
     ---------------- -------------- ------------- ------------- ----------------- ---------------- ---------------- -------------
            Nat. Res                                                   100               123              132            120
     ---------------- -------------- ------------- ------------- ----------------- ---------------- ---------------- -------------


COMPENSATION OF DIRECTORS

With effect from January 1, 1997, each Director receives an annual retainer of $25,000, which is paid in quarterly installments. Each non-executive Director is also paid at the rate of $900 for each Board meeting and committee meeting attended. Directors receive no compensation for the time required to prepare for or travel to or from Board or committee meetings. The Company reimburses reasonable out-of-pocket expenses incurred by Directors. On May 15, 1997, each of the Directors was granted an option on 5,000 common shares at the exercise price of $21.32 U.S. per share.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

The Company supports and complies with the corporate governance guidelines of The Toronto Stock Exchange. The Company's Board of Directors participates actively in strategic planning and in the identification and management of business risks confronting the Company. Corporate objectives, budgets and corporate authorities are reviewed and approved regularly. The Company's Board and Board Committees have ongoing involvement in succession planning, shareholder communications, internal control matters and management information systems. The Board has a non-executive Chairman and is comprised of eight members, five of whom are nonrelated.

APPOINTMENT OF AUDITORS

As set forth in the notice, action will be taken at the meeting to provide for the appointment of auditors until the close of the next annual meeting. THE PROXIES HEREBY SOLICITED WILL BE EXERCISED IN FAVOR OF THE APPOINTMENT OF PRICE WATERHOUSE which firm has been the Company's auditors since the Company's inception. A representative of Price Waterhouse is expected to be present at the meeting.

OTHER MATTERS

There is no business of which the management of the Company is aware to be presented for action by the shareholders at the meeting to which this Information Circular relates other than that mentioned herein or in the Notice of Meeting. The date by which shareholder proposals must be received by the Company for inclusion in the information circular and proxy form relating to the 1999 annual meeting is December 1, 1998.

ADDITIONAL INFORMATION

Copies of the Company's latest Annual Information Form and any documents incorporated therein by reference; the Company's latest Annual Report on Form 10-K and any documents incorporated therein by reference; the Company's audited Consolidated Financial Statements for the year ended December 31, 1997 and any interim financial statements issued subsequent thereto, and this Information Circular may be obtained from the Secretary of the Company at 1201 Toronto Dominion Tower, Edmonton Centre, 10205 - 101 Street, Edmonton, Alberta, Canada, T5J 2Z1.

CERTIFICATE

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.



                           S.A. Milner, A.O.E.,LL.D.                   E.L. Hahn
                           President and                               Senior Vice President, Finance and Treasurer,
                           Chief Executive Officer                     Chief Financial Officer

Edmonton, Alberta
March 20, 1998



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